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                                                                      EXHIBIT 32

                                  CERTIFICATION
  PURSUANT TO RULE 13A-14 (b) AND SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
                      (18 U.S.C. SECTION 1350 (a) AND (b))

I, James J. Unger, President and Chief Executive Officer of American Railcar Industries, Inc. (the "Company") certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

      1. the quarterly report on Form 10-Q of the Company for the three months ended March 31, 2006 (the "Quarterly Report") fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

      2. the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  May 15, 2006                     /s/ James J. Unger
                                        ----------------------------------------
                                        James J. Unger  -- President & CEO



I, William P. Benac, Senior Vice President and Chief Financial Officer of American Railcar Industries, Inc. (the "Company") certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

      3. the quarterly report on Form 10-Q of the Company for the three months ended March 31, 2006 (the "Quarterly Report") fully complies with the requirements of section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

      4. the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  May 15, 2006                     /s/ William P. Benac
                                        ----------------------------------------
                                        William P. Benac, Sr. V.P. -- CFO and
                                        Treasurer